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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Diversified Investors Strategic Variable Funds on Form N-3 of our reports dated February 18, 2003, relating to the financial statements and financial highlights of Diversified Investors Strategic Variable Funds, Diversified Investors Variable Funds and Diversified Investors Portfolios, which appear in the 2002 Annual Report of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds. We also consent to the references to us under the captions "Financial Information" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


New York, New York
April 25, 2003
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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm under the caption "Independent Accountants" in both the Prospectus and the Statement of Additional Information, and to the use of our report dated February 14, 2003 with respect to the statutory-basis financial statements and schedules of AUSA Life Insurance Company, Inc., included in Post-Effective Amendment No. 13 to the Registration Statement (Form N-3 No. 333-08543) and related Prospectus of Diversified Investors Strategic Variable Funds.

                                                           /s/ Ernst & Young LLP

Des Moines, Iowa
April 25, 2003